                                                                    Exhibit 10.7
                                                                    ------------

                               KRAFT FOODS, INC.
                          SUPPLEMENTAL BENEFITS PLAN I
                          ----------------------------

                            (As Amended and Restated
                        Effective as of January 1, 1996)

                               TABLE OF CONTENTS

                                                           PAGE

SECTION 1 - General.........................................  1
     1.1.   History, Purpose and Effective Date.............  1
     1.2.   Plan Administration; Plan Year..................  2
     1.3.   Source of Benefits..............................  2
     1.4.   Indemnification and Exculpation.................  2
     1.5.   Applicable Laws.................................  2
     1.6.   Gender and Number...............................  3
     1.7.   Action by Employers.............................  3
     1.8.   Severability of Plan Provisions.................  3
     1.9.   Notices.........................................  3
     1.10.  Defined Terms...................................  3

SECTION 2 - Participation...................................  3
     2.1.   Participation...................................  3
     2.2.   Plan Not Contract of Employment.................  3

SECTION 3 - Supplemental Thrift Plan Benefits...............  4
     3.1.   Eligibility for Supplemental Thrift Plan
            Benefits........................................  4
     3.2.   Accounts........................................  4
     3.3.   Participant Deferrals...........................  5
     3.4.   Matching Contribution Credits...................  5
     3.5.   Earnings Equivalents............................  6

SECTION 4 - Supplemental Retirement Plan Benefits...........  7
     4.1.   Eligibility for Supplemental Retirement Plan
            Benefits........................................  7
     4.2.   Amount of Supplemental Retirement Plan            7
            Benefits........................................  7

SECTION 5 - Vesting and Payment of Plan Benefits............  8
     5.1.   Vesting.........................................  8
     5.2.   Payment of Plan Benefits to Participants........  8
     5.3.   Payment of Plan Benefits to Beneficiaries.......  8
     5.4.   Facility of Payment.............................  9
     5.5.   Benefits May Not Be Assigned or Alienated.......  9
     5.6.   Tax Liability...................................  9
     5.7.   Committee Discretion to Accelerate..............  9

SECTION 6 - Administration.................................. 10
     6.1.   Committee Membership and Authority.............. 10
     6.2.   Allocation and Delegation of Committee
            Responsibilities and Powers..................... 11
     6.3.   Information to be Furnished to Committee........ 11
     6.4.   Committee's Decision Final...................... 11

SECTION 7 - Amendment and Termination....................... 11
     7.1.   Amendment and Termination....................... 11
     7.2.   Merger.......................................... 12

                               TABLE OF CONTENTS

                                                           PAGE

SECTION 8 - Change of Control............................... 12
     8.1.   Definition...................................... 12
     8.2.   Effect of Change of Control..................... 14

                               KRAFT FOODS, INC.
                          SUPPLEMENTAL BENEFITS PLAN I
                          ----------------------------

                            (As Amended and Restated
                        Effective as of January 1, 1996)

                                   SECTION 1
                                   ---------

                                    General
                                    -------

     1.1. History, Purpose and Effective Date. This document sets forth the
          -----------------------------------
provisions of Kraft Foods, Inc. Supplemental Benefits Plan I (the "Plan") , established and maintained by Kraft Foods, Inc., a Delaware corporation (the "Company"). The terms of the Plan as set forth herein are effective as of January 1, 1996 (the "Effective Date") and constitute an amendment, restatement and continuation of that part of the Kraft Foods, Inc. Supplemental Benefits Plan (as in effect immediately prior to the Effective Date) that provides retirement income from a plan, program or arrangement described in section 114(b) (1) (I) (ii) of chapter 4 of Title 4, United States Code. The purpose of the Plan is to enable the eligible employees of the Employers (as defined below) to defer receipt of compensation and to receive retirement income and other benefits in addition to the retirement income and other benefits payable under the qualified plans of the Employers. The Company and any of its subsidiaries that adopts the Plan with the consent of the Company's Management Committee for Employee Benefits (the "Committee") are referred to below collectively as the "Employers" and individually as an "Employer". The Plan is not intended to qualify under section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), or be subject to Parts 2, 3 or 4 of Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). For purposes of applying Title I of ERISA, the Plan consists of two components: (a) an "excess benefit" plan, within the meaning of section 3(36) of ERISA (the "Excess Plan"), and (b) a plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees within the meaning of section 301(a)(3) of ERISA (the "Management Plan"). All benefits provided under the Plan will be provided under the Excess Plan component, except to the extent that such benefits may not be provided under an excess plan as defined under section 3(36) of ERISA. Any benefits that may not be provided under the Excess Plan component will be provided under the Management Plan component. For purposes of applying section 72 of the Code, the Plan consists of a separate program of interrelated contributions and benefits that constitutes a defined contribution arrangement and a separate program of interrelated contributions and benefits that constitutes a defined benefit arrangement. Section 3 describes the eligibility conditions and benefit amounts available under the separate program that constitutes a defined contribution arrangement. Section 4 describes the eligibility conditions and benefit amounts available under the separate program that constitutes a defined benefit arrangement. The two programs shall each constitute a separate contract for purposes of section 72 of the Code.

     1.2. Plan Administration; Plan Year. The Plan shall be administered by the
          ------------------------------
Committee, as more fully described in Section 6. The "Plan Year" means the 12-consecutive-month period beginning on each January 1 and ending on the following December 31.

     1.3. Source of Benefits. The amount of any benefit payable under the Plan
          ------------------
will be paid in cash from the general assets of the Employers or from one or more trusts, the assets of which are subject to the claims of the Employer's general creditors. Such amounts payable shall be reflected on the accounting records of the Employers but shall not be construed to create, or require the creation of, a trust, custodial or escrow account. No employee or other individual entitled to benefits under the Plan shall have any right, title or interest whatever in any assets of any Employer or to any investment reserves, accounts or funds that an Employer may purchase, establish or accumulate to aid in providing the benefits under the Plan. Nothing contained in the Plan and no action taken pursuant to its provisions, shall create a trust or fiduciary relationship of any kind between an Employer and an employee or any other person. Neither an employee or beneficiary of an employee shall acquire any interest greater than that of an unsecured creditor.

     1.4. Indemnification and Exculpation. The members of the Committee, and its
          -------------------------------
agents, and the officers, directors, and employees of any Employer and its affiliates shall be indemnified and held harmless by the Employer against and from any and all loss, costs, liability, or expense that may be imposed upon or reasonably incurred by them in connection with or resulting from any claim, action, suit, or proceeding to which they may be a party or in which they may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by them in settlement (with the Employer's written approval) or paid by them in satisfaction of a judgment in any such action, suit, or proceeding. The foregoing provisions shall not be applicable to any person if the loss, costs, liability, or expense is due to such person's gross negligence or willful misconduct.

     1.5. Applicable Laws. The Plan shall be construed and administered in
          ---------------
accordance with the internal laws of the State of

Illinois to the extent that such laws are not preempted by the laws of the United States of America.

     1.6. Gender and Number. Where the context admits, words in any gender shall
          -----------------
include any other gender, words in the singular shall include the plural and the plural shall include the singular.

     1.7. Action by Employers. Any action required of or permitted by the
          -------------------
Company or the Employers under the Plan shall be by approval of the Committee or any person or persons authorized by the Committee.

     1.8. Severability of Plan Provisions. In the event any provision of the
          -------------------------------
Plan shall be held invalid or illegal for any reason, any invalidity or illegality shall not affect the remaining parts of the Plan, but the Plan shall be construed and enforced as if the invalid or illegal provision had never been inserted, and the Company shall have the right to correct and remedy such questions of invalidity or illegality by amendment as provided in the Plan.

     1.9. Notices. Any notice or document required to be filed with the
          -------
Committee under the Plan will be properly filed if delivered or mailed by registered mail, postage prepaid, to the Committee (or its delegate), in care of the Company, at its principal executive offices. Any notice required under the Plan may be waived by the person entitled to notice.

     1.10. Defined Terms. Terms used frequently with the same meaning are
           -------------
indicated by initial capital letters, and are defined throughout the Plan. Appendix A contains an alphabetical listing of such terms and the locations in which they are defined.

                                   SECTION 2
                                   ---------

                                 Participation
                                 -------------

     2.1. Participation. Each employee of an Employer who has met the
          -------------
eligibility and enrollment requirements set forth in subsections 3.1 or 4.1 of the Plan will become a "Participant" in the Plan as of the date on which he meets such requirements.

     2.2. Plan Not Contract of Employment. The Plan does not constitute a
          -------------------------------
contract of employment, and participation in the Plan will not give any employee the right to be retained in the employ of any Employer nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan.

                                   SECTION 3
                                   ---------

                       Supplemental Thrift Plan Benefits
                       ---------------------------------

     3.1. Eligibility for Supplemental Thrift Plan Benefits. Subject to the
          -------------------------------------------------
conditions and limitations of the Plan, each individual who was a Participant in
Section 3 of the Kraft Foods, Inc. Supplemental Benefits Plan immediately prior to the Effective Date will continue to be a Participant in the Plan under this
Section 3 on and after that date, and each other employee of an Employer who was not such a Participant immediately prior to the Effective Date will be eligible to participate in the Plan under this Section 3 on the first day upon which he satisfies the following requirements:

     (a) he is a participant in the Kraft Foods Thrift Plan or the General Foods Employee Thrift-Investment Plan (collectively, the "Thrift Plan") and he has in effect an election to make, and is making, before-tax and/or after-tax contributions under the Thrift Plan; and

     (b) he is required to discontinue making before-tax and/or after-tax contributions under the Thrift Plan as a result of the compensation limitations of section 401(a)(17) of the Code or the annual additions limitations of sections 415(c) or 415(e) of the Code.

An employee who first becomes eligible to participate in the Plan under this
Section 3 on or after January 1, 1996, or who has submitted a written request to decline participation in the Plan, shall become enrolled in and participate in the Plan on (or as soon as practicable after) the later of (i) the date on which he meets the eligibility requirements set forth above, or (ii) the date he submits a written request to the Committee to participate in the Plan and make nonqualified compensation deferrals in accordance with subsection 3.3.

     3.2. Accounts. The Committee shall maintain a bookkeeping "Account" in the
          --------
name of each Participant under this Section 3 to reflect such Participant's supplemental Thrift Plan benefits under the Plan. Each Participant's Account shall be credited with the following amounts:

     (a) the amount of compensation deferred by the Participant in accordance with the provisions of subsection 3.3;

     (b) the amount of matching contribution credits to be credited to the Participant's Account in accordance with subsection 3.4;

     (c) the amount of Earnings Equivalents to be credited to the Participant's Account in accordance with subsection 3.5; and

     (d) the amounts credited to a Participant's account under any other defined contribution type of nonqualified plan, program or arrangement which has been merged into and continued in the form of the Plan (a "Prior Plan").

Each Participant's Account shall be charged with any payments made in accordance with Section 5 below.

     3.3. Participant Deferrals. Subject to such limitations and procedures as
          ---------------------
the Committee may from time to time impose, each Plan Year a Participant for whom before-tax and/or after-tax contributions are being made under the Thrift Plan and who is required to discontinue such contributions for the reasons set forth in paragraph (b) of subsection 3.1 may elect to defer on a nonqualified before-tax basis the receipt of the compensation otherwise payable to him by his Employer for that Plan Year and which may not be contributed to the Thrift Plan for that Plan Year. The nonqualified compensation deferral rate of a Participant shall be equal to the rate of contributions last elected by him under the Thrift Plan immediately prior to the date such contributions were required to be discontinued; provided, however, that a Participant may elect to change the rate of his compensation deferrals, or to suspend such deferrals, which election shall be in writing or in accordance with such other procedures established by the Committee, such as the use of an interactive telephone system. A Participant's nonqualified compensation deferrals shall automatically be suspended as of the date the Participant is permitted to resume contributions under the Thrift Plan. The Account of the Participant shall be credited with the amounts deferred by the Participant as of the date on which such compensation would otherwise have been paid to the Participant or such other date as the Committee may reasonably provide. Subject to such limitations and procedures as the Committee may from time to time impose, a Participant's election to make nonqualified compensation deferrals under this Plan may be considered to be a continuing election, so that each Plan Year the Participant will re-commence compensation deferrals under this subsection 3.3 immediately upon the date that Thrift Plan contributions are discontinued for the reasons set forth in paragraph (b) of subsection 3.1.

     3.4. Matching Contribution Credits. If a Participant has a nonqualified
          -----------------------------
compensation deferral election in effect under subsection 3.3, his Account under the Plan will be credited with an amount equal to the matching contributions that the Participant would have been eligible for under the Thrift Plan if the amounts deferred under subsection 3.3 had been contributed to the Thrift Plan. Matching contribution amounts shall be credited to a Participant's Account as of the date matching contributions would have been credited under the Thrift Plan if the amounts deferred under subsection 3.3 had been contributed to the Thrift Plan.

     3.5. Earnings Equivalents. The Accounts of Participants shall be credited
          --------------------
with deemed earnings and/or losses ("Earnings Equivalents") as of each Accounting Date (as defined in paragraph (a) below) in accordance with the following provisions:

     (a) The term "Accounting Date" means, each business day (as determined by the Committee in its sole discretion).

     (b) As of each Accounting Date, a Participant's Account shall be credited with an amount determined by multiplying the Participant's Account balance on that date by an "earnings equivalent rate" as described below. Except as provided in paragraph (c) below, the earnings equivalent rate to be credited for any period shall be equal to the rate of earnings (as determined by the Committee) for such period on the Interest Income Fund of the Thrift Plan.

     (c) Prior to 1991 the General Foods business unit of the Company maintained a plan known as the Supplemental Thrift-Investment Plan (the "General Foods Plan"), which permitted participants to have their accounts credited with assumed earnings based upon hypothetical investment elections in certain investment funds known as the Guaranteed Return Fund (now known as the Interest Income Fund), U.S. Government Securities Fund, Diversified Equity Index Fund, and Philip Morris Stock Fund. The outstanding accounts previously maintained under the General Foods Plan are now maintained under this Plan. With respect to that portion of any Participant's Account that was originally credited under the General Foods Plan prior to January 1, 1991, the earnings equivalent rate applicable to such portion for any period shall be equal to the rate of earnings (as determined by the Committee) on the investment funds under the Thrift Plan corresponding to the Participant's hypothetical investment election, as in effect on December 31, 1990, under the General Foods Plan, which investment election may not be changed, except that the Participant may irrevocably elect, on a prospective basis only, to have such portion credited with Earnings Equivalents in the manner set forth in paragraph (b) next above.

                                   SECTION 4
                                   ---------

                      Suplemental Retirement Plan Benefits
                      ------------------------------------

     4.1. Eligibility for Supplemental Retirement Plan Benefits. Subject to the
          -----------------------------------------------------
conditions and limitations of the Plan, each individual who was a Participant in
Section 4 of the Kraft Foods, Inc. Supplemental Benefits Plan immediately prior to the Effective Date will continue to be a Participant in the Plan under this
Section 4 on and after that date, and each other employee of an Employer who was not a Participant immediately prior to the Effective Date will automatically be enrolled in and become a Participant in the Plan under this Section 4 on the first day upon which he satisfies the following requirements:

     (a) he is a participant in the Kraft Foods Retirement Plan or the Kraft Foods Hourly Retirement Plan (collectively, the "Retirement Plan"); and

     (b) his benefits under the Retirement Plan are limited as a result of the compensation limitations of section 401(a) (17) of the Code or the benefit limitations of sections 415(b) or 415(e) of the Code.

     4.2. Amount of Supplemental Retirement Plan Benefits. A Participant under
          -----------------------------------------------
this Section 4 shall be eligible for a supplemental Retirement Plan benefit payable under the Plan in an amount equal to:

     (a) the amount of the Retirement Benefit or Deferred Vested Benefit (as defined in the Retirement Plan), expressed in the form of the benefit the Participant is actually receiving under the Retirement Plan, that the Participant would have been entitled to receive under the Retirement Plan, if such benefit were determined without regard to the compensation limitations of section 401(a)(17) of the Code and without regard to the limitations imposed by section 415 of the Code,

                                   REDUCED BY
                                   ----------

     (b) the amount of the actual benefit payable under the Retirement Plan to or on account of the individual.

                                   SECTION 5
                                   ---------

                      Vesting and Payment of Plan Benefits
                      ------------------------------------

     5.1. Vesting. A Participant shall at all times have a fully vested,
          -------
nonforfeitable interest in the portion of his Account maintained under Section 3 of the Plan attributable to his compensation deferrals made under subsection 3.3 (or under the equivalent terms of a Prior Plan), and the Earnings Equivalents attributable thereto. A Participant shall become vested and have a nonforfeitable interest in the portion of his Account maintained under Section 3 of the Plan attributable to matching contribution credits when and to the extent that his matching account maintained under the Thrift Plan becomes vested and nonforfeitable . A Participant shall become vested and have a nonforfeitable interest in his benefits determined under Section 4 of the Plan when and to the extent that his accrued benefit under the Retirement Plan becomes vested and nonforfeitable. Notwithstanding the foregoing provisions of this subsection 5.1, a Participant or his beneficiary shall have no right to any benefits under the Plan if the Committee or his Employer determines that he engaged in a willful, deliberate or grossly negligent act of commission or omission which is substantially injurious to the finances or reputation of the Employers.

     5.2. Payment of Plan Benefits to Participants. Except as provided by the
          ----------------------------------------
following provisions of this paragraph, an amount equal to a Participant's vested Account under Section 3 of the Plan will be paid to him in a lump sum as soon as practicable after he has elected to commence distribution of all his vested interest in the Thrift Plan, and a Participant's vested benefits under
Section 4 of the Plan will be paid to him in the same form, on the same dates and for the same period during which benefits are payable to him under the Retirement Plan; provided, however, that no benefits under the Plan shall be payable to a Participant sooner than 30 days after the Participant (and his spouse or beneficiary, as applicable) has made all elections required to commence distributions under the terms of the Thrift Plan or Retirement Plan, as applicable.

     5.3. Payment of Plan Benefits to Beneficiaries. If a Participant dies
          -----------------------------------------
before the payment of vested benefits accrued under Section 3, the vested portion of his Account shall be paid to his Beneficiary (as defined below) in a lump sum amount as soon as practicable following the completion of all forms and applications requested by the Committee. If a Participant dies before he has commenced the payment of vested benefits accrued under Section 4, his Beneficiary shall receive such death benefits or preretirement surviving spouse benefits, if any, as would be provided under the Retirement Plan, calculated and paid in the same form and manner as under the Retirement Plan. If a Participant dies after he has commenced the payment of benefits accrued under Section 4, there are no death benefits payable under the Plan with respect to his Section 4 benefits except as may be provided under the distribution method applicable to such benefits in accordance with subsection 5.2. For purposes of this Plan, a Participant's "Beneficiary" with respect to benefits payable under a specific Section of the Plan shall be the same person or persons as his beneficiary determined under the terms of the Thrift Plan or Retirement Plan, as applicable; provided, however, that each Participant may designate in writing any legal or natural person or persons as Beneficiary of any benefits payable under the Plan after his death, and, to the extent that death benefits are payable both with respect to supplemental Thrift Plan benefits under Section 3 of the Plan and supplemental Retirement Plan benefits under Section 4 of the Plan, separate Beneficiary designations may be made with respect to those components of the Plan. A Beneficiary designation made with respect to benefits payable under the Plan will be effective only after it is filed in writing with the Committee or its delegate while the Participant is alive and will cancel all beneficiary designation forms filed earlier.

     5.4. Facility of Payment. If, in the Committee's opinion, a Participant or
          --------------------
other person entitled to benefits under the Plan is under a legal disability or is in any way incapacitated so as to be unable to manage his financial affairs, payment will be made to the conservator or other person legally charged with the care of his person or his estate or, if no such legal conservator will have been appointed, then to any individual (for the benefit of such Participant or other person entitled to benefits under the Plan) whom the Committee may from time to time approve.

     5.5. Benefits May Not Be Assigned or Alienated. The benefits payable to, or
          -----------------------------------------
on account of, any individual under the Plan may not be voluntarily or involuntarily assigned or alienated.

     5.6. Tax Liability. The Employers may withhold from any payment of benefits
          -------------
hereunder any taxes required to be withheld and such sum as the Employers may reasonably estimate to be necessary to cover any taxes for which the Employers may be liable and which may be assessed with regard to such payment.

     5.7. Committee Discretion to Accelerate. The Committee may accelerate the
          ----------------------------------
date of distribution of any benefits payable under the Plan to or on behalf of any Participant to the extent that the Committee determines that such acceleration is in the best interests of the Employers because of changes in tax laws or accounting principles, Department of Labor regulations, or any other reason which negates or diminishes the continued value of the Plan to any Employer or Participant. The amount distributed pursuant to this subsection 5.7 will be paid in the form of a lump sum.

                                   SECTION 6
                                   ---------

                                 Administration
                                 --------------

     6.1. Committee Membership and Authority. The "Committee" referred to in
          ----------------------------------
subsection 1.2 shall consist of one or more members appointed by the Company. Except as otherwise specifically provided in this Section 6, the Committee shall act by a majority of its then members, by meeting or by writing filed without meeting, and shall have the following discretionary authority, powers, rights and duties in addition to those vested in it elsewhere in the Plan:

     (a) to adopt and apply in a uniform and nondiscriminatory manner to all persons similarly situated, such rules of procedure and regulations as, in its opinion, may be necessary for the proper and efficient administration of the Plan and as are consistent with the provisions of the Plan;

     (b) to enforce the Plan in accordance with its terms and with such applicable rules and regulations as may be adopted by the Committee;


     (c) to determine conclusively all questions arising under the Plan, including the power to determine the eligibility of employees and the rights of Participants and other persons entitled to benefits under the Plan and their respective benefits, to make factual findings and to remedy ambiguities, inconsistencies or omissions of whatever kind;

     (d) to maintain and keep adequate records concerning the Plan and concerning its proceedings and acts in such form and detail as the Committee may decide;

     (e)  to direct all payments of benefits under the Plan; and

     (f) to employ agents, attorneys, accountants or other persons (who may also be employed by or represent the Employers) for such purposes as the Committee considers necessary or desirable to discharge its duties.

The certificate of a majority of the members of the Committee that the Committee has taken or authorized any action shall be conclusive in favor of any person relying on the certificate.

     6.2. Allocation and Delegation of Committee Responsibilities and Powers. In
          ------------------------------------------------------------------
exercising its authority to control and manage the operation and administration of the Plan, the Committee may allocate all or any part of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked at any time.

     6.3. Information to be Furnished to Committee. The Employers shall furnish
          ----------------------------------------
the Committee such data and information as may be required for it to discharge its duties and the records of the Employers shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish to the Committee such evidence, data or information as the Committee considers desirable to carry out the Plan.

     6.4. Committee's Decision Final. Any interpretation of the Plan and any
          --------------------------
decision on any matter within the discretion of the Committee made by the Committee shall be binding on all persons. A misstatement or other mistake of fact shall be corrected when it becomes known, and the Committee shall make such adjustment on account thereof as it considers equitable and practicable.

                                   SECTION 7
                                   ---------

                           Amendment and Termination
                           -------------------------

     7.1. Amendment and Termination. The Company and the Committee have the
          -------------------------
right to amend the Plan from time to time, and the right to terminate it; provided, however, that no such amendment or termination of the Plan will:

     (a) reduce or impair the interests of Participants in benefits being paid under the Plan as of the date of amendment or termination, as the case may be; or

     (b) reduce the aggregate amount of benefits payable from the Plan and from any other plan, program or arrangement established to supplement or replace the Plan to or on account of any employee of an Employer to an amount which is less than the amount to which he would be entitled in accordance with the provisions of the Plan if the employee terminated employment immediately prior to the date of the amendment or termination, as the case may be.

     7.2. Merger. No Employer will merge or consolidate with any other
          ------
corporation, or liquidate or dissolve, without making suitable arrangements, satisfactory to the Committee, for the payment of any benefits payable under the Plan.

                                   SECTION 8
                                   ---------

                               Change of Control
                               -----------------

     8.1. Definition. "Change of Control" means the happening of any of the
          ----------
following events:

     (a) The acquisition by any individual, entity or group (within the meaning of Section 13 (d) (3) or 14 (d) (2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either(i) the then outstanding shares of common stock of Philip Morris Companies Inc. (the "Parent") (such stock hereinafter referred to as the "Outstanding Parent Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Parent entitled to vote generally in the election of directors (the "Outstanding Parent Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Parent, (ii) any acquisition by the Parent, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Parent or any corporation controlled by the Parent or (iv) any acquisition by any corporation pursuant to a transaction described in clauses (i), (ii) and (iii) of paragraph (c) of this subsection 8.1; or

     (b) Individuals who, as of November 1, 1989, constitute the Board of Directors of Parent (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to November 1, 1989 whose election, or nomination for election by the Parent's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

     (c) Approval by the shareholders of the Parent of a reorganization, merger, share exchange or consolidation (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Parent Common Stock and Outstanding Parent Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 80% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Parent through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Parent Common Stock and Outstanding Parent Voting Securities, as the case may be, (ii) no Person (excluding any employee benefit plan (or related trust) of the Parent or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and
          (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

     (d) Approval by the shareholders of the Parent of (i) a complete liquidation or dissolution of the Parent or (ii) the sale or other disposition of all or substantially all of the assets of the Parent, other than to a corporation, with respect to which following such sale or other disposition, (A) more than 80% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Parent Common Stock and Outstanding Parent Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Parent Common Stock and Outstanding

          Parent voting Securities, as the case may be, (B) less than 20% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by any Person (excluding any employee benefit plan (or related trust) of the Parent or such corporation), except to the extent that such Person owned 20% or more of the Outstanding Parent Common Stock or Outstanding Parent Voting Securities prior to the sale or disposition and (C) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such sale or other disposition of assets of the Parent or were elected, appointed or nominated by the Board.

     8.2. Effect of Change of Control. Notwithstanding any other provisions of
          ---------------------------
the Plan to the contrary, in the event of a Change of Control, each Participant shall immediately be fully vested in the amounts credited to his Account under
Section 3 of the Plan and any benefits accrued under Section 4 of the Plan through the date of the Change of Control, and each Participant (or his beneficiary) shall be paid a lump sum payment in cash within 30 days of the Change of Control equal to the amounts credited to his Account under Section 3 and the actuarially determined present value of his accrued benefits under
Section 4. For purposes of the foregoing sentence, the calculation of the lump sum payment of the benefit accrued under Section 4 shall be based upon the same actuarial factors and adjustments used under the Retirement Plan for purposes of lump sum payments as in effect immediately prior to the Change of Control.

                                   APPENDIX A

                             Index of Defined Terms
                             ----------------------

Section
Where      Defined
Defined    Term
-------    ----

3.2        Account
3.5        Accounting Date
5.3        Beneficiary
8.1        Business Combination
8.1        Change of Control
1.1        Code
1.1        Company
1.1        Committee
3.5        Earnings Equivalents
1.1        Effective Date
1.1        Employers
1.1        ERISA
1.1        Excess Plan
8.1        Exchange Act
3.5        General Foods Plan
8.1        Incumbent Board
1.1        Management Plan
8.1        Outstanding Parent Common Stock
8.1        Outstanding Parent Voting Securities
8.1        Parent
2.1        Participant
8.1        Person
1.1        Plan
1.2        Plan Year
3.2        Prior Plan
4.1        Retirement Plan
3.1        Thrift Plan

                                   APPENDIX B

                         Former Dart Industries Pilots
                         -----------------------------

                                  Tracy Gilman
                                Gordon Robinson
                                 Philip Schultz
                                 Hartley Smith

                                FIRST AMENDMENT
                                      TO
                KRAFT FOODS, INC. SUPPLEMENTAL BENEFITS PLAN I
                      (As Amended and Restated Effective
                            as of January 1, 1996)
                            ----------------------


     The Kraft Foods, Inc. Supplemental Benefits Plan I (as Amended and Restated Effective as of January 1, 1996) (the "Plan")is hereby amended by adding the following new supplement to the Plan, effective as of January 1, 1996:


                                 "SUPPLEMENT A
                                       TO
                 KRAFT FOODS, INC. SUPPLEMENTAL BENEFITS PLAN I
                 ----------------------------------------------

                            (As Amended and Restated
                        Effective As of January 1, 1996)

            Calculation of Benefits For Former Foodservice Employees
            --------------------------------------------------------


     A-1. Purpose.  The purpose of this Supplement A is to specify the
          -------
procedures to be used to compute benefits payable from the Kraft Foods, Inc. Supplemental Benefits Plan I for former employees of Kraft Foodservice, Inc. ("Foodservice") who were transferred to Alliant Foodservice, Inc. ("Alliant") in connection with the Company's sale of its food service business in 1995.

     A-2. Background. As a part of the Foodservice sale agreement with Alliant,
          ----------
Kraft generally agreed to provide benefits under its nonqualified supplemental benefits plans to Foodservice employees who were participants in such plans as of February 13, 1995, the Closing Date of the sale, as though such employees had continued to be Foodservice employees earning benefits under such plans through the second anniversary of such closing date.

     A-3. The Eligible Group.  Former Foodservice employees who were transferred
          ------------------
to Alliant on the Closing Date who were participants in the Plan as of the Closing Date.

     A-4. Amount of Supplemental Benefit.  The benefit payable to a Participant
          ------------------------------
described in paragraph A-3 will be determined in accordance with the following instead of the normal provisions of the Plan:
     (a) if any such Participant terminates employment with Alliant (and is not rehired by Alliant prior to payment under this Plan) on or before February 13, 1997, such Participant's benefit will be determined under the normal rules of the Alliant Nonqualified Plan. "Alliant Nonqualified Plan" means an unfunded deferred compensation arrangement sponsored by Alliant that provides a benefit equal to the difference between (i) the amount actually payable from the qualified pension plan sponsored by Alliant to which assets and liabilities were transferred in connection with the Foodservice sale from the Kraft Foods Retirement Plan (the "Alliant Pension Plan") and
          (ii) the amount that would have been payable from the Alliant Pension Plan without application of the limits under sections 415 and 401(a)(17) of the Internal Revenue Code of 1986, as amended (the "Code"); and

     (b) if the Participant terminates employment with Alliant after February 13, 1997, the supplemental benefit under this Plan will be calculated by multiplying the actual non-qualified benefit payable at commencement determined in accordance with paragraph (a) above by the ratio of (i) the age 65 accrued retirement benefit calculated as of December 13, 1997 under the Kraft Foods Retirement Plan, using the GATT interest rate assumption, without regard to the aforementioned statutory limits to (ii) the age 65 accrued retirement benefit under the Alliant Pension Plan calculated as of the employee's date of termination from Alliant without regard to the aforementioned statutory limits.

      The following example illustrates the foregoing provisions of paragraph
      (b):

           Unlimited age 65 benefit at
           February 13, 1997: $140,000

           Unlimited age 65 accrued benefit at
           termination of employment:   $200,000

           Total non-qualified benefit at
           benefit commencement:   $20,000

           Kraft portion of the    $20,000 x $140,000 = $14,000
                                             --------
           non-qualified benefit:  $200,000

           Alliant portion of the
           non-qualified benefit:  $20,000 - $14,000 = $6,000

      In the event Alliant changes the Alliant Pension Plan to a defined lump sum pension plan, the following example will govern:

           Unlimited age 65 benefit at 2/13/97:  $60,000

           Unlimited age 65 accrued benefit at termination of employment ($720,000 lump sum divided by a deferred to age

           65 factor using GATT mortality and interest rate -- a factor of 5.00
           is used at age 57):   $144,000

           Total non-qualified benefit at benefit
           commencement (lump sum):     $180,000

           Kraft portion of   $180,000 x $ 60,000 = $75,000
                                         --------
           non-qualified benefit:  $144,000

           Alliant portion of the
           non-qualified benefit:  $180,000 - $75,000 = $105,000


     A-5.  Responsibility for Calculation.  Alliant will be responsible for
           ------------------------------
calculating the unlimited age 65 accrued benefit at termination of employment, the total non-qualified benefit payable at commencement and both the Kraft and Alliant portions of the non-qualified benefit. Kraft will review the calculations.